Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 4, 2005, included in the Information Statement/Prospectus of ev3 Inc. that is made a part of the Registration Statement (Form S-4).

/s/ Ernst & Young LLP

Minneapolis, Minnesota
November 23, 2005